EXHIBIT 99.2
        Amended and Restated Dividend Reinvestment and
           Stock Purchase Plan Authorization Form
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                        EXHIBIT 99.2

              HARLEYSVILLE NATIONAL CORPORATION
        Amended and Restated Dividend Reinvestment and
                      Stock Purchase Plan

AUTHORIZATION FORM

     This confirms that my (our) receipt of the Prospectus describing the Harleysville National Corporation Amended and
Restated Dividend Reinvestment and Stock Purchase Plan (the
"Plan") and my (our) agreement to the terms and conditions of the Plan, as set forth in the Prospectus.

     I (We) hereby appoint American Stock Transfer & Trust Company as Plan Administrator, or such other corporation as may succeed it pursuant to the Plan (or any modification thereof), as my (our) agent (the "Plan Administrator"), to act as such upon and subject to the terms and conditions of the Plan, as set forth in the Prospectus.

     I (We) hereby authorize Harleysville National Corporation (the "Corporation") to pay the Plan Administrator for my (our) account under the Plan, all cash dividends payable in respect of (check one) ________ all or ________ part of the common stock of the Corporation registered in my (our) names(s). (If you elected partial participation in the foregoing sentence specify here the number of shares which you would like to enroll ________.)

     I (We) hereby authorize the Plan Administrator, as provided in the Plan, to apply such cash dividends, as directed above, and cash dividends on shares held by the Plan Administrator for me
(us) under the Plan, as well as any additional cash payments made by me (us) as provided in the Plan, to the purchase of additional common stock for my (our) account under the Plan. I (We) may terminate this authorization and appointment at any time by notifying the Plan Administrator in writing of my (our) withdrawal from the Plan.


Date:---------------               ------------------------------
                                  Shareholder Name (Please Print)

Social Security/Tax I.D. Number:

--------------------------------   ------------------------------
                                  Shareholder Signature


IF JOINT ACCOUNT:

Date:---------------               ------------------------------
                                  Shareholder Name (Please Print)

Social Security/Tax I.D. Number:

--------------------------------  -------------------------------
                                  Shareholder Signature

Shareholder:   Please sign exactly as name appears on stock
               certificate.  Mail to American Stock Transfer &
               Trust Company, Attention Plan Administrator,
               Harleysville National Corporation Dividend
               Reinvestment and Stock Purchase Plan, 40 Wall
               Street, New York, NY 10005.